EXHIBIT 99.1


                                  PRESS RELEASE



CONTACT: Brent M. Giles
         President and Chief Executive Officer
         Liberty Savings Bank, F.S.B
         BGiles@LibertySB.com
         (816) 781-4822

                                  JULY 6, 2006

                     LIBERTY SAVINGS BANK, F.S.B. ANNOUNCES
                        COMPLETION OF COMMUNITY OFFERING

LIBERTY, MISSOURI - Liberty Savings Bank, F.S.B. (OTCBB: LBTM-News), today announced that the community offering in connection with the Bank's conversion from the mutual holding company form of organization to a fully-publicly owned stock holding company structure (the "second-step conversion") has concluded. The subscription offering, which was open only to eligible depositors and certain borrowers of the Bank, concluded on June 22, 2006.

The stock offering is being conducted pursuant to the Plan and the other terms and conditions outlined in the prospectus of Liberty Bancorp, Inc. (the "Company") dated May 15, 2006, as supplemented by the Company's prospectus supplement dated June 28, 2006. Completion of the second-step conversion and the related stock offering remains subject to (i) confirmation by FinPro, Inc., the Company's independent appraiser, of the Company's existing appraisal, (ii) approval of the Plan of Conversion and Reorganization by members (i.e., depositors of the Bank) at a special meeting to be held on July 6, 2006 and by shareholders of the Bank at a special meeting to be held on July 6, 2006 and
(iii) receipt of final regulatory approvals.

This press release contains certain forward-looking statements about the proposed stock issuance by the Company. These include statements regarding the proposed timing of the offering. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Certain factors that could cause actual results to differ materially from expected results include delays in the offering, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business of the Bank, changes in the securities markets, the failure to complete the conversion and failure to obtain required stockholder and member approvals. Except as required by law, the Bank does not undertake any obligation to update any forward-looking statements to reflect changes in belief, expectations or events.

THE FOREGOING INFORMATION DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES. THE OFFERING IS MADE ONLY BY THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT.